UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2021

Solid Biosciences Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38360	90-0943402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Portland Street, Fifth Floor

Cambridge, MA 02139

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 337-4680

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	SLDB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.

On September 23, 2021, Solid Biosciences Inc. (the “Company”) issued a press release reporting 1.5-year functional data and patient-reported outcome measures (Pediatric Outcomes Data Collection Instrument) (“PODCI”) for patients four through six in the Company’s ongoing IGNITE DMD Phase I/II clinical trial of SGT-001, all of whom received 2E14 vg/kg of SGT-001 manufactured using the Company’s first-generation manufacturing process. The data will be presented at the World Muscle Society 2021 Virtual Congress on September 23, 2021.

Functional Data

North Star Ambulatory Assessment (“NSAA”) scores at 1.5 years post-dosing showed minimal change compared with baseline and suggest benefit after treatment when compared to trajectories typically observed in natural history data. Natural history analyses suggest that patients similarly aged to those enrolled in IGNITE DMD would normally be expected to exhibit a 4.5-point decline in NSAA over 1.5 years. In contrast, patients four through six exhibited a mean decrease of 1.7 points (Range: -3 to 0 points) from baseline and a mean difference of +2.8 points compared with natural history data over the same time period.

Six minute walk test (“6MWT”) distances were maintained 1.5 years post-dosing, while natural history analyses suggest that similarly aged patients to those enrolled in IGNITE DMD would normally be expected to exhibit a 63.5-meter decline over the same period. The mean increase in the 6MWT for patients four through six at 1.5 years was 15.3 meters (Range: -17 to +56 meters) compared with baseline, and the mean difference compared with natural history data was +78.8 meters over the same time period.

The percent predicted forced vital capacity (“FVC”) for patients four through six continued to show stability or improvement 1.5 years following SGT-001 administration, while natural history analyses suggest that similarly aged patients to those enrolled in IGNITE DMD would normally be expected to exhibit a decline of 7.5% over the same time period. The mean improvement in percent predicted FVC from baseline to 1.5 years for patients four through six was 4.1% (Range: +0.6% to +9.2%), and the mean difference compared with natural history data was +11.6% over the same time period.

Patient-Reported Outcome Measures

Patient-reported outcome measures showed meaningful sustained improvements at 1.5 years compared with baseline as assessed using the PODCI global (range of change from baseline of +7 to +18 points), sports (Range: +14 to +23 points), transfer (Range: -6 to +3 points) and upper-body strength scales (Range: +2 to +9 points). Data from natural history studies suggest that patients similarly aged to those enrolled in IGNITE DMD would normally be expected to demonstrate a decline in the global (7.6 points), sports (4.7 points) and transfer (14.9 points) scales over the same period of time.

Safety Findings

No new drug-related safety findings have been reported in patients four through six, who have post-dosing periods of more than 1.5 years to 2.5 years, or any of patients one through eight, who have post-dosing periods of more than five months to 3.5 years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLID BIOSCIENCES INC.

Date: September 23, 2021	By:	/s/ Ilan Ganot
Name: Ilan Ganot Title: Chief Executive Officer